Exhibit 99.1

THE MARCUS CORPORATION REPORTS FIRST QUARTER FISCAL 2020 RESULTS

Temporary property closures and nonrecurring expenses related to the COVID-19 pandemic impact results

Milwaukee, May 5, 2020… The Marcus Corporation (NYSE: MCS) today reported results for the first quarter of fiscal 2020 ended March 26, 2020.

First Quarter Fiscal 2020 Highlights

•	Total revenues for the first quarter of fiscal 2020 were $159,460,000, a 6.2% decrease from total revenues of $170,039,000 for the first quarter of fiscal 2019.
•	Operating loss was $22,200,000 for the first quarter of fiscal 2020, compared to operating income of $4,950,000 for the prior year quarter.
•	Net loss attributable to The Marcus Corporation was $19,352,000 for the first quarter of fiscal 2020, compared to net earnings attributable to The Marcus Corporation of $1,860,000 for the same period in fiscal 2019.
•	Net loss per diluted common share attributable to The Marcus Corporation was $0.64 for the first quarter of fiscal 2020, compared to net earnings per diluted common share attributable to The Marcus Corporation of $0.06 for the first quarter of fiscal 2019.
•	Adjusted net loss attributable to The Marcus Corporation was $8,837,000 for the first quarter of fiscal 2020, compared to Adjusted net earnings attributable to The Marcus Corporation of $4,085,000 for the first quarter of fiscal 2019.
•	Adjusted net loss per diluted common share attributable to The Marcus Corporation was $0.29 for the first quarter of fiscal 2020, compared to Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.13 for the prior year first quarter.
•	Adjusted EBITDA was $12,050,000 for the first quarter of fiscal 2020, compared to Adjusted EBITDA of $24,756,000 for the comparable prior year period.
•	Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the impact of certain nonrecurring property closure expenses and impairment charges during first quarter of fiscal 2020, as well as certain nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition and certain nonrecurring preopening expenses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate® – The Arts Hotel, during the first quarter of fiscal 2019.

“Similar to so many businesses across the entertainment and hospitality industries, we faced unprecedented challenges resulting from the COVID-19 pandemic in the first quarter. We had to make some very difficult decisions during the quarter, including temporarily closing our movie theatres, restaurants and bars, as well as subsequently temporarily closing our hotels and resorts due to an increase in cancellations and a decrease in occupancy. We believe the actions we took were the right thing to do to help ensure the safety and well-being of our associates, customers, guests and communities,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation.

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He noted the fiscal 2020 first quarter results were further reduced by non-recurring expenses related to the temporary closure of properties and impairment charges resulting from the impact of the COVID-19 pandemic on the valuation of certain balance sheet items.

Marcus Theatres®

“We temporarily closed all of our movie theatres on March 17, 2020, following guidance from the Centers for Disease Control and state and local authorities in response to the COVID-19 pandemic. This resulted in decreased revenues and operating income for Marcus Theatres for the first quarter of fiscal 2020, offset slightly by an extra month of operation at our Movie Tavern theatres during the quarter compared to the prior year quarter,” said Marcus. The company acquired the Movie Tavern theatres on February 1, 2019.

“The first quarter was off to a very good start, with revenues and operating income up significantly through February 2020, benefiting from several new films and strong carryover holiday season films,” said Rolando B. Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “March started with a difficult comparison to last year’s top film, Captain Marvel, and then, of course, everything changed when we were required to close our theatres mid-March.”

On a comparable theatre basis, the division’s box office outperformed the industry by over two percentage points in the first quarter of 2020, according to data received from Rentrak. The outperformance comparison does not include the company’s Movie Tavern theatres because Marcus Theatres did not own them for the full quarter last year. Based upon data available from the previous owner, however, the company believes its Movie Tavern theatres outperformed the industry by over ten percentage points during the first quarter of fiscal 2020.

“Despite the lower attendance, we achieved a 7.0% increase in average ticket price and a 10.9% increase in concession revenues per person during the quarter, due in part to the extra month of operations for the Movie Tavern theatres,” said Rodriguez. He noted that the division’s operating loss was negatively impacted by nonrecurring expenses of $2.8 million which was primarily for payroll continuation payments for associates impacted by the theatre closures, and impairment charges of approximately $8.7 million.

During the first quarter, the company added four new screens, signature DreamLoungerSM recliner seating and a new SuperScreen DLX® auditorium at one Movie Tavern location. In response to the COVID-19 pandemic, the company placed on hold several projects, some of which were underway, to add DreamLounger recliner seating and new food and beverage outlets at additional theatres.

The five highest grossing films for Marcus Theatres in the first quarter of fiscal 2020 were Star Wars: The Rise of Skywalker, Bad Boys for Life, Jumanji: The Next Level, 1917 and Sonic the Hedgehog.

“Although numerous films scheduled to be released during the second quarter have been postponed due to the COVID-19 pandemic and the exact timing of when our theatres will reopen is unknown at this time, there are still a significant number of films currently scheduled to hit the box office during the second half of the year which the company expects will appeal to a broad audience base. These include Tenet, Mulan, The SpongeBob Movie: Sponge on the Run, Wonder Woman 1984, The Quiet Place Part II, The Conjuring: The Devil Made Me Do It, Halloween Kills, Black Widow, Soul, No Time to Die, West Side Story, Coming 2 America, Dune, The Croods 2 and Top Gun: Maverick,” said Rodriguez. “Looking ahead to next year, the anticipated film slate for 2021 is expected to be very strong as it now includes several films that were originally scheduled for 2020.”

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Marcus® Hotels & Resorts

“Revenue per available room (RevPAR) for comparable company-owned hotels decreased 14.5% in the first quarter of fiscal 2020 due entirely to the impact of the COVID-19 pandemic,” said Marcus. On March 17, 2020, the company temporarily closed its restaurants and bars, and on March 24, 2020, temporarily closed five of its eight company-owned hotels and resorts. Marcus Hotels & Resorts’ remaining company-owned hotels were temporarily closed on April 8, 2020.

“Understandably, growing public concern surrounding the COVID-19 pandemic led to increased cancellations and rapidly declining occupancy at our properties beginning in early March, which ultimately resulted in our decision to temporarily close our hotels. Despite these closures, data from Smith Travel Research indicates we outperformed the industry by over six percentage points and our competitive set by over 10 percentage points for the first quarter of fiscal 2020,” said Michael R. Evans, president of Marcus Hotels & Resorts. He added that the division’s operating loss was negatively impacted by nonrecurring expenses of approximately $2.7 million, primarily related to payroll continuation payments to associates who were temporarily laid off during the quarter in connection with hotel closures.

“The safety of our guests and associates remains our top priority, and we are looking forward to reopening our properties and welcoming guests as soon as mandates allow and we see an increase in demand,” added Evans.

Balance Sheet

On April 30, 2020, The Marcus Corporation announced it had entered into an amendment to its credit agreement, which included a new $90.8 million term loan that further solidifies the company’s already strong balance sheet and increases its liquidity. The company also provided an update on its response to the COVID-19 pandemic.

“Amidst these unprecedented times, we are on strong financial footing that we believe will help sustain our business and weather the challenges created by the COVID-19 pandemic. With the nation now beginning to make plans for reopening its economy, we look forward to gradually and safely ramping up our businesses and once again delivering the exceptional experiences people enjoy at our movie theatres, hotels and restaurants,” said Marcus.

Conference Call and Webcast

The Marcus Corporation management will hold a conference call today, Tuesday, May 5, 2020, at 10:00 a.m. Central/11:00 a.m. Eastern time. Interested parties may listen to the call live on the internet through the investor relations section of the company's website: www.marcuscorp.com, or by dialing 1-574-990-3059 and entering the passcode 8193343.

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A telephone replay of the conference call will be available through Tuesday, May 12, 2020, by dialing 1-855-859-2056 and entering passcode 8193343. The webcast will be archived on the company’s website until its next earnings release.

Non-GAAP Financial Measures

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings (loss) attributable to The Marcus Corporation as net earnings (loss) attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation as Adjusted net earnings (loss) attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings (loss) attributable to The Marcus Corporation before investment income or loss, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the attached tables.

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate industry competitors.

Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings (loss) or diluted earnings (loss) per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings (loss) attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future the company will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation, impairment charges and other adjustments. The company’s presentation of Adjusted net earnings (loss) attributable to The Marcus Corporation, Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings (loss), Adjusted diluted earnings (loss) per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

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About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or manages 1,110 screens at 91 locations in 17 states under the Marcus Theatres, Movie Tavern® and BistroPlex® brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 19 hotels, resorts and other properties in eight states. For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the adverse effects of the COVID-19 pandemic on our theatre and hotels and resorts businesses, results of operations, liquidity, cash flows, financial condition, access to credit markets and ability to service our existing and future indebtedness; (2) the duration of the COVID-19 pandemic and related shelter at home and social distancing requirements and the level of customer demand following the relaxation of such requirements; (3) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division (particularly following the COVID-19 pandemic, during which the production of new movie content has essentially ceased), as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (4) the effects of adverse economic conditions in our markets, including but not limited to, those caused by the COVID-19 pandemic; (5) the effects on our occupancy and room rates caused by the COVID-19 pandemic and the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets once hotels and resorts are able to reopen; (6) the effects of competitive conditions in our markets; (7) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (8) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our business; (9) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (10) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (11) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States, other incidents of violence in public venues such as hotels and movie theatres or epidemics (such as the COVID-19 pandemic); (12) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; (13) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit; and (14) our ability to achieve the additional revenues and operating income that we anticipate from our additional week of operations in fiscal 2020 and certain extraordinary events that are scheduled to take place in or near Milwaukee during fiscal 2020, such as the Democratic National Convention and The Ryder Cup, which may be significantly impacted by the COVID-19 pandemic. Our forward-looking statements are based upon our assumptions, which are based upon currently available information, including assumptions about our ability to manage difficulties associated with or related to the COVID-19 pandemic; the assumption that our theatre closures, hotel closures, and restaurant closures are not expected to be permanent or to re-occur; the continued availability of our workforce following the temporary layoffs we have implemented as a result of the COVID-19 pandemic; and the temporary and long-term effects of the COVID-19 pandemic on our business. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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THE MARCUS CORPORATION

Consolidated Statements of Earnings (Loss)

(Unaudited)

(in thousands, except per share data)

	13 Weeks Ended
	March 26,	March 28,
	2020	2019
Revenues:
Theatre admissions	$55,395	$58,969
Rooms	16,989	18,938
Theatre concessions	45,930	47,155
Food and beverage	13,614	15,783
Other revenues	18,776	20,829
	150,704	161,674
Cost reimbursements	8,756	8,365
Total revenues	159,460	170,039

Costs and expenses:
Theatre operations	54,016	56,378
Rooms	9,655	9,035
Theatre concessions	22,211	17,269
Food and beverage	14,465	13,609
Advertising and marketing	5,390	4,910
Administrative	17,732	17,859
Depreciation and amortization	19,033	15,985
Rent	6,954	5,403
Property taxes	6,029	5,393
Other operating expenses	8,707	10,883
Impairment charges	8,712	-
Reimbursed costs	8,756	8,365
Total costs and expenses	181,660	165,089

Operating income (loss)	(22,200)	4,950

Other income (expense):
Investment income (loss)	(695)	473
Interest expense	(2,516)	(3,059)
Other expense	(590)	(480)
Gain (loss) on disposition of property, equipment and other assets	(12)	7
Equity losses from unconsolidated joint ventures	(57)	(84)
	(3,870)	(3,143)

Earnings (loss) before income taxes	(26,070)	1,807
Income taxes (benefit)	(6,570)	13
Net earnings (loss)	(19,500)	1,794
Net loss attributable to noncontrolling interests	(148)	(66)
Net earnings (loss) attributable to The Marcus Corporation	$(19,352)	$1,860

Net earnings (loss) per common share attributable to
The Marcus Corporation - diluted	$(0.64)	$0.06

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THE MARCUS CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	March 26,	December 26,
	2020	2019

Assets:

Cash and cash equivalents	$126,472	$20,862
Restricted cash	4,795	4,756
Accounts and notes receivable	14,765	29,465
Refundable income taxes	10,438	5,916
Other current assets	16,857	18,265
Property and equipment, net	912,268	923,254
Operating lease right-of-use assets	244,468	243,855
Other assets	111,323	112,813

Total Assets	$1,441,386	$1,359,186

Liabilities and Shareholders' Equity:

Accounts payable	$27,178	$49,370
Taxes other than income taxes	15,844	20,613
Other current liabilities	67,605	79,189
Current portion of finance lease obligations	2,438	2,571
Current portion of operating lease obligations	15,386	13,335
Current maturities of long-term debt	9,977	9,910
Finance lease obligations	20,302	20,802
Operating lease obligations	238,010	232,111
Long-term debt	345,206	206,432
Deferred income taxes	45,771	48,262
Deferred compensation and other	55,281	55,133
Equity	598,388	621,458

Total Liabilities and Shareholders' Equity	$1,441,386	$1,359,186

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THE MARCUS CORPORATION

Business Segment Information

(Unaudited)

(In thousands)

	Theatres	Hotels/ Resorts	Corporate Items	Total
13 Weeks Ended March 26, 2020
Revenues	$109,211	$50,160	$89	$159,460
Operating income (loss)	(7,083)	(10,853)	(4,264)	(22,200)
Depreciation and amortization	13,510	5,412	111	19,033

13 Weeks Ended March 28, 2019
Revenues	$114,885	$55,061	$93	$170,039
Operating income (loss)	12,594	(3,153)	(4,491)	4,950
Depreciation and amortization	11,127	4,767	91	15,985

Corporate items include amounts not allocable to the business segments.  Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses.  Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.

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THE MARCUS CORPORATION

Reconciliation of Adjusted net earnings (loss) and Adjusted net earnings (loss) per diluted common share

(Unaudited)

(In thousands, except per share data)

	13 Weeks Ended
	March 26,	March 28,
	2020	2019
Net earnings (loss) attributable to The Marcus Corporation	$(19,352)	$1,860
Add (deduct):
Acquisition/preopening expenses - theatres (a)	-	1,809
Preopening expenses - hotels (b)	-	1,235
Property closure expenses - theatres (c)	2,787	-
Property closure expenses - hotels (d)	2,730	-
Impairment charges (e)	8,712	-
Tax impact of adjustments to net earnings (f)	(3,714)	(819)
Adjusted net earnings (loss) attributable to The Marcus Corporation	$(8,837)	$4,085

Net earnings (loss) per diluted common share attributable to The Marcus Corporation	$(0.64)	$0.06
Adjusted net earnings (loss) per diluted common share attributable to The Marcus Corporation	$(0.29)	$0.13

(a)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(b)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.
(c)	Reflects nonrecurring costs (primarily payroll) related to the required closure of all of the company's movie theatres due to the COVID-19 pandemic.
(d)	Reflects nonrecurring costs (primarily payroll) related to the closure of the majority of the company's hotels and resorts due to reduced occupancy as a result of the COVID-19 pandemic.
(e)	Impairment charges related to intangible assets (trade name) and several theatre locations.
(f)	Represents the tax effect related to adjustments (a), (b), (c), (d) and (e) to net earnings, calculated using statutory tax rates of 26.1% for the fiscal 2020 period and 26.9% for the fiscal 2019 period.

Reconciliation of Net earnings (loss) to Adjusted EBITDA

(Unaudited)

(In thousands)

	13 Weeks Ended
	March 26,	March 28,
	2020	2019
Net earnings (loss) attributable to The Marcus Corporation	$(19,352)	$1,860
Add (deduct):
Investment (income) loss	695	(473)
Interest expense	2,516	3,059
Other expense	590	480
(Gain) loss on disposition of property, equipment and other assets	12	(7)
Equity losses from unconsolidated joint ventures	57	84
Net loss attributable to noncontrolling interests	(148)	(66)
Income tax expense (benefit)	(6,570)	13
Depreciation and amortization	19,033	15,985
Share-based compensation expenses (a)	988	777
Acquisition/preopening expenses - theatres (b)	-	1,809
Preopening expenses - hotels (c)	-	1,235
Property closure expenses - theatres (d)	2,787	-
Property closure expenses - hotels (e)	2,730	-
Impairment charges (f)	8,712	-
Adjusted EBITDA	$12,050	$24,756

(a)	Non-cash charges related to share-based compensation programs.
(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(c)	Preopening costs incurred related to the conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel.
(d)	Reflects nonrecurring costs (primarily payroll) related to the required closure of all of the company's movie theatres due to the COVID-19 pandemic.
(e)	Reflects nonrecurring costs (primarily payroll) related to the closure of the majority of the company's hotels and resorts due to reduced occupancy as a result of the COVID-19 pandemic.
(f)	Impairment charges related to intangible assets (trade name) and several theatre locations.

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